Exhibit 99.1

Fidelity National Financial, Inc. Announces Completion of Amendments to Existing Term Loan and Revolver Credit Facilities and New Bridge Loan Commitment of up to $800 Million; Thomas H. Lee Partners Will Own 35% of Two Newly Formed FNF Limited Liability Companies that Will Own ServiceLink and LPS

Jacksonville, Fla. — (October 25, 2013) — Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance, mortgage services and diversified services, today announced the completion of the amendment of its existing $800 million senior unsecured revolving credit facility (“credit facility”) and the amendment of its $1.1 billion delayed-draw term loan (“term loan”) and the signing of a commitment letter (“bridge commitment letter”) that provides for an up to $800 million short-term loan (“bridge loan”). The amendments of the credit facility and the term loan and the bridge commitment letter are all related to FNF’s previous announcement concerning the agreement (“merger agreement”) to acquire Lender Processing Services, Inc. (“LPS”).

In connection with the merger agreement, FNF entered into an equity commitment letter and stock purchase agreement with funds affiliated with Thomas H. Lee Partners, L.P. (“THL”) pursuant to which THL agreed to purchase a minority equity interest in Black Knight Financial Services, Inc. (“BKFS”), a subsidiary of FNF which, following FNF’s acquisition of LPS, would own the business of FNF’s subsidiary ServiceLink, Inc. and LPS. The proceeds of THL’s initial equity commitment were to be used to finance a portion of the aggregate merger consideration and related costs, fees and expenses. However, it is now contemplated that, subsequent to the consummation of the merger with LPS and the implementation of an internal reorganization whereby BKFS will be separated and operated as two separate limited liability companies which will own LPS and ServiceLink. THL will purchase a minority interest in each of the two companies for an amount equal to 35% of the issued and outstanding equity interest of each such company. To effect the change to the limited liability structure, FNF will initially acquire 100% of LPS, utilizing the bridge loan proceeds as a portion of the aggregate merger consideration. Immediately following the closing of the merger with LPS, the technology, data and analytics business from LPS will be contributed to one of the newly formed limited liability companies and ServiceLink and the transaction services business from LPS will be contributed into the other newly formed limited liability company. On October 24, 2013, LPS consented to the termination of the equity commitment letter, stock purchase agreement and the initial equity commitment.

The bridge loan will mature on the second business day following the funding thereof and will require no scheduled amortization payments. Such loans will bear interest at a rate equal to the highest of (i) the Bank of America prime rate, (ii) the federal fund effective rate from time to time plus 0.5% and (iii) the one month adjusted London interbank offered rate plus 1.0%. Otherwise, the terms of the bridge loan will be substantially the same as the terms of the term loan. The bridge loan will be used to fund a portion of the cash consideration for the acquisition of LPS and to pay certain costs, fees and expenses in connection with the acquisition.

Among other changes, the amendments to the credit facility and term loan permit FNF to incur the indebtedness in respect of the bridge loan and incorporate other technical changes to describe the structure of the LPS acquisition.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, U.S. Bank National Association and Wells Fargo Securities, LLC acted as joint lead arrangers and joint book managers of the credit facility and term loan.

Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC acted as joint lead arrangers of the bridge commitment letter.

About FNF

Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, mortgage services and diversified services. FNF is the nation’s largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title and Alamo Title - that collectively issue more title insurance policies than any other title company in the United States. FNF owns a 55% stake in American Blue Ribbon Holdings, LLC, a family and casual dining restaurant owner and operator of the O’Charley’s, Ninety Nine Restaurant, Max & Erma’s, Village Inn, and Bakers Square concepts. FNF also owns an 87% stake in J. Alexander’s, LLC, an upscale dining restaurant owner and operator of the J. Alexander’s and Stoney River Legendary Steaks concepts. In addition, FNF also owns a 51% stake in Remy International, Inc., a leading designer, manufacturer, remanufacturer, marketer and distributor of aftermarket and original equipment electrical components for automobiles, light trucks, heavy-duty trucks and other vehicles. FNF also owns a minority interest in Ceridian Corporation, a leading provider of global human capital management and payment solutions. More information about FNF can be found at www.fnf.com.

Important Information Filed with the SEC

FNF has filed with the SEC a Registration Statement on Form S-4 in connection with the previously announced transaction to purchase LPS that includes a prospectus of FNF and a preliminary Proxy Statement of LPS. The Registration Statement has not yet become effective. Following the Registration Statement having been declared effective by the SEC, LPS plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about FNF, LPS, the transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY FNF OR LPS, INCLUDING THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by FNF and LPS through the web site maintained by the SEC at www.sec.gov or by phone, email or written request by contacting the investor relations department of FNF or LPS at the following:

FNF	LPS
601 Riverside Avenue	601 Riverside Avenue
Jacksonville, FL 32204	Jacksonville, FL 32204
Attention: Investor Relations	Attention: Investor Relations
904-854-8100	904-854-8640
dkmurphy@fnf.com	nancy.murphy@lpsvcs.com

FNF and LPS, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding the directors and executive officers of FNF is contained in FNF’s Form 10-K for the year ended December 31, 2012 and its proxy statement filed on April 12, 2013, which are filed with the SEC. Information regarding LPS’s directors and executive officers is contained in LPS’s Form 10-K for the year ended December 31, 2012 and its proxy statement filed on April 9, 2013, which are filed with the SEC. A more complete description will be available in the Registration Statement and the Proxy Statement/Prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on FNF or LPS management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. FNF and LPS undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and stockholder approval and the satisfaction of other conditions to the consummation of the proposed transaction; the ability of FNF to successfully integrate LPS’s operations and employees and realize anticipated synergies and cost savings; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; FNF’s dependence on distributions from its title insurance underwriters as a main source of cash flow; significant competition that FNF and LPS face; compliance with extensive government regulation; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of FNF’s and LPS’ Form 10-K and other filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.

CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120,

dkmurphy@fnf.com